Exhibit 10.18

FORM OF COMMERCEHUB, INC.

LEGACY STOCK APPRECIATION RIGHTS PLAN

STOCK OPTION AGREEMENT
[Relating to Conversion of Existing SARs]

This Stock Option Agreement (the “Option Agreement”), dated as of the      day of                (the “Grant Date”), is between CommerceHub, Inc., a Delaware corporation (the “Company”), and                    (the “Awardee”).

WHEREAS, the Awardee was a holder of outstanding stock appreciation rights (the “Original SAR”) granted on January 10, 2011 (the “Original Grant Date”) under the Commerce Technologies, Inc. 2010 Stock Appreciation Rights Plan (the “Prior Plan”) administered by Commerce Technologies, Inc. (“CTI”).

WHEREAS, in connection with the reorganization of CTI, the merger of CTI with and into a subsidiary of the Company and the anticipated spin-off of the Company from Liberty Interactive Corporation, a Delaware Corporation, the Prior Plan was amended and restated into the form of the CommerceHub Inc. Legacy Stock Appreciation Rights Plan (the “Plan”) and the outstanding stock appreciation rights under the Prior Plan were converted into options to purchase Common Shares pursuant to the Plan.

WHEREAS, the Company and the Awardee have entered into an Employment Agreement dated effective as of June 28, 2016 (the “Poore Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Grant of Option. Pursuant to the terms of the Plan, the Committee hereby grants to Awardee, an Option, subject to the terms, definitions and provisions of the Plan adopted by the Company, which is incorporated herein by reference, and pursuant to this Option Agreement. Unless otherwise defined herein, capitalized terms used in this Option Agreement shall have the meaning ascribed to such terms in the Plan. In the event of a conflict between the terms of the Plan and this Option Agreement, this Option Agreement shall prevail. In particular, as they relate to Awardee:

•                 The definition of “Cause” in Section 3(d) of the Plan is superseded by the definition of “Cause” contained in the Poore Employment Agreement.

•                 The definition of “Disability” in Section 3(l) of the Plan is superseded by the definition of “Disability” contained in the Poore Employment Agreement.

•                 The definition of “Grounds for Forfeiture” in Section 4(o) of the Plan is superseded and the term “Grounds for Forfeiture” shall mean “Cause” as defined in the Poore Employment Agreement.

2.    Value of the Option. The Option shall entitle the Awardee, after the Option has vested, to purchase Common Shares at the exercise price set forth on the attached Notice of Grant (the “Exercise Price”) upon exercise of the Option pursuant to Section 5. No dividend equivalents are paid with respect to any Option.

3.    Nonassignability of Option. The Option is not assignable or transferable by the Awardee except by will or by the laws of descent and distribution. During the lifetime of the Awardee, only the Awardee or Awardee’s guardian or legal representative shall be entitled to exercise the Option.

4.    Exercise Period. The Option may be exercised only after the Option has vested and only within the term set forth in the Notice of Grant contained herein and may be exercised during such term only in accordance with the terms of the Plan and this Option Agreement.  No Options shall be exercisable after the tenth anniversary of the Original Grant Date.

5.     Method of Exercise. Options will be considered exercised (as to the number of Options specified in the notice referred to in clause (i) below) on the latest of (a) the date of exercise designated in the written notice referred to in in clause (i) below, (b) if the date so designated is not a Business Day (as defined below), the first Business Day following such date or (c) the earliest Business Day by which the Company has received all of the following:

(i)          Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number and of Common Shares to be purchased by exercise of Options (each, an “Option Share”);

(ii)         Payment of the applicable Exercise Price for each Option Share in any (or a combination) of the following forms: (A) cash, (B) check, (C) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay such Exercise Price (and, if applicable, the Required Withholding Amount as described in Section 6) or (D) the delivery of irrevocable instructions via the Company’s online grant and administration program for the Company to withhold the number of Common Shares (valued at the Fair Market Value of such Common Share on the date of exercise) required to pay such Exercise Price (and, if applicable, the Required Withholding Amount as described in Section 6) that would otherwise be delivered by the Company to the Awardee upon exercise of the Options; and

(iii)        Any other documentation that the Committee may reasonably require.

As used in this Section 5, “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

6.     Mandatory Withholding for Taxes. The Awardee acknowledges and agrees that the Company will deduct from the Common Shares otherwise payable or deliverable upon exercise of any Options that number of Common Shares (valued at the Fair Market Value of such Common Shares on the date of exercise) that is equal to the amount of all federal, state and other governmental taxes required to be withheld by the Company or any subsidiary of the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless provisions to pay such Required Withholding Amount have been made to the satisfaction of the Company. If the Awardee elects to make payment of the applicable Exercise Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay such Exercise Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company. In such case, the Company will notify the broker promptly of its determination of the Required Withholding Amount.

7.    Amendment to the Plan. In no event shall any adjustments or amendments made to the Plan materially adversely affect the Awardee’s outstanding Option, whether or not vested, unless such adjustment or amendment is either required by law or to prevent any material adverse tax consequences; provided that if such adjustment or amendment is made to prevent any material adverse tax consequences and as a result the Awardee is materially adversely affected, the Company agrees that it will use its best efforts to ensure that the Awardee is made whole and, to the extent possible, receives the full benefit (economic and otherwise) of his Option as if no such adjustment or amendment had been made. If the Awardee has not consented to an early termination of the Plan made pursuant to Section 16(c) of the Plan, then such early termination shall not materially adversely affect the Awardee’s outstanding Option, whether or not vested.

8.    Forfeiture. If the Awardee (i) has a Separation from Service for Cause, or, (ii) within thirty (30) days after any other Separation from Service, the Committee determines that Cause existed at the time of such Separation from Service, or (iii) at any time thereafter the Committee determines that Awardee committed an act of fraud or embezzlement against the Company; then all rights of the Awardee under this Option Agreement will terminate.

9.    Separation from Service. Other than in the case of a Separation from Service for Cause, the Awardee may exercise this Option for one year after Awardee’s Separation from Service with the Company, but only to the extent it was exercisable at the date of such termination (but in no event later than the “Term/Expiration Date” of this Option as set forth in the Notice of Grant herein). To the extent that Awardee was not entitled to exercise this Option at the date of such termination, and to the extent that Awardee does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, this Option shall terminate.

10.      Tax Consequences.

a.             Awardee understands that upon either the grant or the exercise of this Option, the Awardee may recognize adverse tax consequences.

b.             Awardee understands that the Company will be required to withhold any tax or social insurance required from any governmental authority. Awardee is encouraged to consult with a tax advisor concerning the tax consequences of exercising this Option.

11.    Entire Agreement. The Plan and this Option Agreement (including the Notice of Option Grant contained herein), constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of CTI and the Company and Awardee with respect to the subject matter hereof, and the Original SAR is hereby replaced in its entirety and is null and void and of no further effect.

AWARDEE ACKNOWLEDGES THAT NEITHER THE PLAN NOR THIS OPTION AGREEMENT CONFERS ANY RIGHT WITH RESPECT TO CONTINUANCE OF EMPLOYMENT WITH OR SERVICE TO THE COMPANY NOR INTERFERES IN ANY WAY WITH ANY RIGHT THE COMPANY WOULD OTHERWISE HAVE TO TERMINATE THE AWARDEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.  NO PERSON SHALL, BY REASON OF PARTICIPATION IN THE PLAN, ACQUIRE ANY RIGHT OR TITLE TO ANY ASSETS, FUNDS OR PROPERTY OF THE COMPANY, INCLUDING WITHOUT LIMITATION, ANY SPECIFIC FUNDS, ASSETS OR OTHER PROPERTY WHICH THE COMPANY MAY SET ASIDE IN ANTICIPATION OF ANY LIABILITY UNDER THE PLAN.

A PARTICIPANT SHALL HAVE ONLY A CONTRACTUAL RIGHT TO AN OPTION, IF ANY, PAYABLE UNDER THE PLAN, UNSECURED BY ANY ASSETS OF THE COMPANY, AND NOTHING CONTAINED IN THE PLAN SHALL CONSTITUTE A GUARANTEE THAT THE ASSETS OF THE COMPANY SHALL BE SUFFICIENT TO PAY ANY BENEFITS TO ANY PERSON.

Awardee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions of the Plan. Awardee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Option Agreement and fully understands all provisions relating to this Option Agreement. Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option Agreement.

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COMMERCEHUB, INC.

NOTICE OF OPTION GRANT
[Relating to Conversion of Existing SARs]

[Awardee’s Name and Address]

CommerceHub, Inc. (the “Company”) has granted                            (“Awardee”) an Option covering Common Shares of the Company as follows:

Original Date of Grant:	January 10, 2011
Date of Grant:

Number of Common Shares Covered by this Option:	[•]
Exercise Price:	$
Term/Expiration Date:	January 10, 2021

Vesting: [Agreed - Upon Metric]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Legacy Stock Appreciation Rights Plan which is incorporated herein by reference and the Option Agreement herein.

AWARDEE		COMMERCEHUB, INC.

By:

(Print Name):	Frank Poore	(Print Name):

Title:

Date:		Date: